Patrick Industries, Inc. Signs Definitive Agreement to Acquire Wiring and Electrical Products Distribution Business

ELKHART, Ind., Aug. 18 /PRNewswire-FirstCall/ -- Patrick Industries, Inc. (Nasdaq: PATK) (the "Company"), a major manufacturer and distributor of building and component products for the recreational vehicle (RV), manufactured housing (MH) and industrial markets, announced today that it has signed a definitive agreement to acquire certain assets of Blazon International Group ("Blazon"), a distributor of various wiring, electrical, lighting, plumbing and other building products to the RV and MH industries. The transaction is expected to be completed by the end of August 2010.

"This acquisition fits within the scope of our strategic plan by adding new products that will expand our existing RV and MH distribution presence, and further demonstrates our continued commitment to serve these industries," stated Todd Cleveland,  President and Chief Executive Officer. "We are excited about establishing long-term relationships with Blazon's supplier base, and believe we possess the financial resources and geographic footprint to further grow these relationships and product lines through our existing established distribution channels."

"We also look forward to enhancing our customer relationships by supplying our customers with the solid product lines brought over from Blazon and with the expertise that Blazon's associates and product managers possess," Cleveland further added.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 12 states.  Patrick's major manufactured products include decorative vinyl and paper panels, wrapped mouldings, cabinet doors and components, interior passage doors, slotwall and slotwall components, and countertops.  The Company also distributes drywall and drywall finishing products, electronics, adhesives, cement siding, interior passage doors, roofing products, laminate flooring, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.  Potential factors that could impact results include:  pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and our ability to refinance or replace our credit facility.  In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.  Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

CONTACT: Julie Ann Kotowski, Patrick Industries, Inc., +1-574-294-7511, kotowskj@patrickind.com